     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 1997.
                                                     REGISTRATION NO. 333-29303.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                AMENDMENT NO. 4

                                       TO

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                             ---------------------
                            GRANITE FINANCIAL, INC.
                 (Name of small business issuer in its charter)

                 DELAWARE                               6153                               84-1349929
       (State or other jurisdiction         (Primary Standard Industrial                (I.R.S. Employer
    of incorporation or organization)           Classification Code)                  Identification No.)
                                                                           WILLIAM W. WEHNER
                  6424 WEST 91ST AVENUE                                  6424 WEST 91ST AVENUE
               WESTMINSTER, COLORADO 80030                            WESTMINSTER, COLORADO 80030
                TELEPHONE: (303) 650-4059                              TELEPHONE: (303) 650-4059
  (Address and telephone number of principal executive            (Name, address and telephone number
        offices and principal place of business)                         of agent for service)
                                                     Copies to:

          ROBERT W. WALTER, ESQ.                STEVEN E. SEGAL, ESQ.                NOLAN S. TAYLOR, ESQ.
           DAVID C. ROOS, ESQ.                  LEBOEUF, LAMB, GREENE                THOMAS R. TAYLOR, ESQ.
           CURT R. FOUST, ESQ.                    & MACRAE, L.L.P.                   LEBOEUF, LAMB, GREENE
 BERLINER ZISSER WALTER & GALLEGOS, P.C.             SUITE 2000                         & MACRAE, L.L.P.
     1700 LINCOLN STREET, SUITE 4700           633 SEVENTEENTH STREET          136 SOUTH MAIN STREET, SUITE 1000
          DENVER, COLORADO 80203               DENVER, COLORADO 80202              SALT LAKE CITY, UTAH 84101
        TELEPHONE: (303) 830-1700             TELEPHONE: (303) 291-2600            TELEPHONE: (801) 320-6700

                             ---------------------
          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the
   Securities Act, please check the following box and list the Securities Act registration statement number
  of the earlier effective registration statement for the same offering.  [ ]

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check
 the following box and list the Securities Act registration statement number of the earlier effective
               registration statement for the same offering.  [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [ ]

                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law permits a corporation organized thereunder to indemnify its directors and officers for certain of their acts. The Certificate of Incorporation of the Company has been framed so as to conform to the Delaware General Corporation Law.

     In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person's actions were in good faith, were believed to be in the Company's best interest and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of the Board of Directors, by legal counsel or by a vote of the stockholders that the applicable standard of conduct was met by the person to be indemnified.

     The circumstances under which indemnification is granted in connection with an action brought on behalf of the Company are generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in the Company's best interest and with respect to which such person was not adjudged liable for negligence or misconduct.

     Indemnification may also be granted pursuant to the terms of agreements which may be entered into in the future pursuant to a vote of stockholders or directors. The Delaware General Corporation Law and the referenced portion of the Certificate of Incorporation also grant the power to the Company to purchase and maintain insurance which protects its officers and directors against any liabilities incurred in connection with their services in such a position, and such a policy may be obtained by the Company in the future.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses other than underwriting discounts, payable by the Company in connection with the sale and distribution of the Common Stock being registered hereby. All amounts shown are estimates, except the SEC registration fee, the NASD filing fee and the Nasdaq listing fee.

                                           AMOUNT PAYABLE
                                               BY THE
                  ITEM                         COMPANY
                  ----                     ---------------
S.E.C. Registration Fees................     $  7,492.30
N.A.S.D. Filing Fees....................        2,972.46
State Securities Laws (Blue Sky) Legal
  Fees..................................        2,500.00*
Printing and Engraving..................      120,000.00*
Legal Fees..............................      120,000.00
Nasdaq Additional Registration Fee......       10,000.00
Accounting Fees and Expenses............       80,000.00*
Transfer Agent's Fees...................        5,000.00*
Miscellaneous Expenses..................       27,035.24*
                                             -----------
          Total.........................     $375,000.00*
                                             ===========

---------------

* Estimated for the purpose of filing.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     (a) The Company has made the following sales of its Common Stock within the past three years to the following persons for the cash or other consideration indicated, which sales were not registered under the Securities Act of 1933.

                                                    DATE OF                             NUMBER OF
                       NAME                         ISSUANCE        CONSIDERATION        SHARES
                       ----                         --------        -------------       ---------
1. William W. Wehner(1)...........................  07/11/96   $2,000                    200,000
                                                    10/07/96   Membership interest in    180,000
                                                               Granite Financial, LLC
2. James E. Lewis(1)..............................  10/07/96   Membership interest in    720,000
                                                               Granite Financial, LLC
3. Heartland Leasing Corporation of Missouri......  10/07/96   Membership interest in    900,000
                                                               Granite Financial, LLC

---------------

(1) Director or officer.

     All the foregoing sales were made to individuals or entities which had access to information enabling them to evaluate the merits and risks of the investment by virtue of their relationship to the Company or their economic bargaining power.

     The Company relied on Section 4(2) of the Securities Act of 1933 for the exemption from the registration requirements of such Act. Each investor was furnished with information concerning the operations of the Company and each had the opportunity to verify the information supplied. Additionally, the Company obtained a signed representation from each of the foregoing persons or entities of his or its intent to acquire the Common Stock of the Company for the purpose of investment only, and not with a view toward the subsequent distribution thereof; each of the certificates representing the Common Stock issued to the foregoing persons or entities has been stamped with a legend restricting transfer of the Common Stock represented thereby, and the Company issued stop transfer instructions to American Securities Transfer & Trust, Inc., the Transfer Agent for the Common Stock of the Company, concerning all the certificates representing the Common Stock of the Company issued and outstanding as represented by the foregoing table.

ITEM 27. EXHIBITS.

     The following is a complete list of Exhibits filed as part of this Registration Statement and which are incorporated herein.


EXHIBIT NO.                                                                 PAGE NO.
-----------                                                                 --------
    *1.1     -- Form of Purchase Agreement by and between Granite
                Financial, Inc. (the "Company"), Piper Jaffray Inc. and
                Cruttenden Roth Incorporated.
    +2.1     -- Exchange Memorandum, dated October 7, 1996 regarding the reorganization of the Registrant from a Colorado limited
                liability company to a Delaware corporation (the
                "Exchange Memorandum").
    +3.1     -- Certificate of Incorporation of the Company as filed on
                June 20, 1996 with the Secretary of State of the State of
                Delaware.
    +3.2     -- By-laws of the Company.
    +4.1.1   -- Form of specimen certificate for Common Stock of the
                Company.
    +4.1.2   -- Form of Representative's Warrant issued by the Company to
                Cruttenden Roth Incorporated in connection with the
                Company's initial public offering.
    *4.1.3   -- Underwriters' Warrant to be issued by the Company to
                Piper Jaffray Inc. and Cruttenden Roth Incorporated

EXHIBIT NO.                                                                 PAGE NO.
-----------                                                                 --------
    *5.      -- Opinion of Berliner Zisser Walter & Gallegos, P.C.,
                regarding legality of the securities covered by this
                Registration Statement.
   *10.1.1   -- Form of Employment Agreement, dated April 1, 1997, by and between William W. Wehner and the Company.
   *10.1.2   -- Employment Agreement, dated April 28, 1997, by and
                between Larry K. White and the Company.
   +10.2     -- Form of Indemnification Agreement entered into between
                the Company and each officer and director of the Company.
   +10.3     -- 1996 Omnibus Stock Option Plan, as adopted June 22, 1996, authorizing 450,000 shares of Common Stock for issuance
                pursuant to the Plan.
  **10.3.1   -- 1996 Omnibus Stock Option Plan, as amended and restated
                on April 24, 1997 and June 14, 1997, authorizing 900,000
                shares of Common Stock for issuance pursuant to the Plan.
   +10.4.1   -- Membership Units Purchase Agreement, dated January 31,
                1996, by and among Heartland Leasing Corporation of
                Missouri, Granite Financial, LLC, James E. Lewis, William
                W. Wehner, Andrew S. Love, Jr., Laurence A. Schiffer and
                Heartland Bank.
   +10.4.2   -- Members' Agreement of Granite Financial, LLC, dated
                January 31, 1996, by and among Granite Financial, LLC,
                James E. Lewis, William W. Wehner and Heartland Leasing
                Corporation of Missouri.
   +10.4.3   -- Lease Purchase Agreement, dated June 14, 1995, by and
                between Granite Financial, LLC and Heartland Bank.
   +10.4.4   -- Lease Sale Agreement, dated April 1, 1996, by and between
                Heartland Bank and Granite Financial, LLC.
   +10.4.5   -- Lease Service Agreement, dated June 14, 1995, by and
                between Heartland Bank and Granite Financial, LLC.
 +++10.5.1   -- Loan and Security Agreement, dated February 4, 1997, by and between CoreStates Bank, N.A. and Granite Financial,
                Inc.
 +++10.5.2   -- Unsecured Revolving Credit Agreement, dated January 30,
                1997, by and between Colorado National Bank, and Granite
                Financial, Inc.
   +10.6     -- Lease of Space, dated June 26, 1995, by and between Arbor
                Lake Limited Partnership, a Colorado limited partnership,
                and Granite Financial, LLC.
   +10.7     -- Form of Broker/Lessor Partnership Agreement, dated
                various dates, by and between Lease Originators and
                Granite Financial, LLC.
   +10.8.1   -- Servicing Agreement, dated April 1, 1996, by and among GF
                Funding Corp. I, Norwest Bank Minnesota, National
                Association and Granite Financial, LLC.
   +10.8.2   -- Indenture, dated April 1, 1996, by and among GF Funding
                Corp. I, Norwest Bank Minnesota, National Association and
                Granite Financial, LLC.
   +10.8.3   -- Lease Acquisition Agreement, dated April 10, 1996, by and between Granite Financial, LLC and GF Funding Corp. I.
  ++10.9.1   -- Trust and Security Agreement, dated November 1, 1996,
                among G.F. Funding Corp. II, the Company, Norwest Bank
                Minnesota, National Association.
  ++10.9.2   -- Lease Acquisition Agreement, dated November 1, 1996,
                between the Company and G.F. Funding Corp. II.
  ++10.9.3   -- Servicing Agreement, dated November 1, 1996, among G.F.
                Funding Corp. II, the Company, Norwest Bank Minnesota,
                National Association.
 +++10.10.1  -- Trust and Security Agreement, dated March 1, 1997, by and among GF Funding Corp. III, the Company and Norwest Bank
                Minnesota, National Association.
 +++10.10.2  -- Lease Acquisition Agreement, dated March 1, 1997, by and between the Company and GF Funding Corp. III.

EXHIBIT NO.                                                                 PAGE NO.
-----------                                                                 --------
 +++10.10.3  -- Servicing Agreement, dated March 1, 1997, by and among the Company, GF Funding Corp. III and Norwest Bank
                Minnesota, National Association.
   +10.11.1  -- CreditDesk(R) License Agreement, dated September 22,
                1995, by and between Fair, Isaac and Company, Inc. and
                Granite Financial, LLC.
   +10.11.2  -- InfoLease License Agreement, dated October 5, 1995, by and between Decision Systems, Inc. and Granite Financial,
                LLC.
 +++10.12    -- Asset Purchase Agreement, dated March 31, 1997, by and
                among Granite Financial Acquisition Corp. I, Global
                Finance & Leasing, Inc. and Thomas Mannes.
   *10.13    -- Agreement, dated December 13, 1996, by and between
                BrokerWare, Inc. and the Company.
   *10.14    -- Standard Form Industrial Lease, dated June 6, 1997, by
                and between General American Life Insurance Company and
                the Company.
   *22.      -- List of Subsidiaries.
   *23.1     -- The consent of Berliner Zisser Walter & Gallegos, P.C., to the use of its opinion with respect to the legality of
                the securities covered by this Registration Statement and
                to the references to such firm in the Prospectus filed as
                part of this Registration Statement is included in
                Exhibit 5.
   *23.2     -- Consent of Ehrhardt Keefe Steiner & Hottman PC,
                independent certified public accountants for the Company.
   *24.      -- The Power of Attorney is included in the signature page of this Registration Statement.
 +++27.      -- Financial Data Schedule.


---------------


*       Previously filed.

**      Filed herewith.

+       Incorporated by reference from the Company's Registration
        Statement on Form SB-2 (S.E.C. File No. 333-5264-D).

++ Incorporated by reference from the Company's Form 10-QSB filed February 14, 1997 (S.E.C. File No. 1-21591).

+++ Incorporated by reference from the Company's Form 10-QSB filed May 15, 1997 (S.E.C. File No. 1-21591).


ITEM 28. UNDERTAKINGS.

     (e) Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (f) Rule 430A.

     The undersigned Registrant hereby undertakes that:

          (i) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time the Commission declared it effective.

          (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement or Amendment to be signed on its behalf by the undersigned in the City of Westminster, State of Colorado on July 22, 1997.

                                            GRANITE FINANCIAL, INC.

                                            By:    /s/ WILLIAM W. WEHNER
                                              ----------------------------------
                                                      William W. Wehner,
                                                  Chairman of the Board and
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, William W. Wehner or James E. Lewis, or any of them, with full power to act alone, his true and lawful attorneys-in-fact, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any Registration Statement filed pursuant to Rule 462 under the Securities Act of 1933, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment has been signed below by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

                /s/ WILLIAM W. WEHNER                  Chairman of the Board and Chief    July 22, 1997
-----------------------------------------------------    Executive Officer (Principal
                  William W. Wehner                      Executive Officer)

                 /s/ WILLIAM S. COBB                   Senior Vice President of           July 22, 1997
-----------------------------------------------------    Corporate Development and Chief
                   William S. Cobb                       Financial Officer (Principal
                                                         Financial and Accounting
                                                         Officer)

                 /s/ JAMES E. LEWIS*                   Director                           July 22, 1997
-----------------------------------------------------
                   James E. Lewis

              /s/ LAURENCE A. SCHIFFER*                Director                           July 22, 1997
-----------------------------------------------------
                Laurence A. Schiffer

              /s/ ANDREW S. LOVE, JR.*                 Director                           July 22, 1997
-----------------------------------------------------
                 Andrew S. Love, Jr.

               /s/ SAMUEL R. FREEMAN*                  Director                           July 22, 1997
-----------------------------------------------------
                  Samuel R. Freeman

             *By: /s/ WILLIAM W. WEHNER
  -------------------------------------------------
                  William W. Wehner
                  Attorney-in-fact

                                 EXHIBIT INDEX

     The following is a complete list of Exhibits filed as part of this Registration Statement and which are incorporated herein.


EXHIBIT NO.                                                                 PAGE NO.
-----------                                                                 --------
    *1.1     -- Form of Purchase Agreement by and between Granite
                Financial, Inc. (the "Company"), Piper Jaffray Inc. and
                Cruttenden Roth Incorporated.
    +2.1     -- Exchange Memorandum, dated October 7, 1996 regarding the reorganization of the Registrant from a Colorado limited
                liability company to a Delaware corporation (the
                "Exchange Memorandum").
    +3.1     -- Certificate of Incorporation of the Company as filed on
                June 20, 1996 with the Secretary of State of the State of
                Delaware.
    +3.2     -- By-laws of the Company.
    +4.1.1   -- Form of specimen certificate for Common Stock of the
                Company.
    +4.1.2   -- Form of Representative's Warrant issued by the Company to
                Cruttenden Roth Incorporated in connection with the
                Company's initial public offering.
    *4.1.3   -- Underwriters' Warrant to be issued by the Company to
                Piper Jaffray Inc. and Cruttenden Roth Incorporated
    *5.      -- Opinion of Berliner Zisser Walter & Gallegos, P.C.,
                regarding legality of the securities covered by this
                Registration Statement.
   *10.1.1   -- Form of Employment Agreement, dated April 1, 1997, by and between William W. Wehner and the Company.
   *10.1.2   -- Employment Agreement, dated April 28, 1997, by and
                between Larry K. White and the Company.
   +10.2     -- Form of Indemnification Agreement entered into between
                the Company and each officer and director of the Company.
   +10.3     -- 1996 Omnibus Stock Option Plan, as adopted June 22, 1996, authorizing 450,000 shares of Common Stock for issuance
                pursuant to the Plan.
  **10.3.1   -- 1996 Omnibus Stock Option Plan, as amended and restated
                on April 24, 1997 and June 14, 1997, authorizing 900,000
                shares of Common Stock for issuance pursuant to the Plan.
   +10.4.1   -- Membership Units Purchase Agreement, dated January 31,
                1996, by and among Heartland Leasing Corporation of
                Missouri, Granite Financial, LLC, James E. Lewis, William
                W. Wehner, Andrew S. Love, Jr., Laurence A. Schiffer and
                Heartland Bank.
   +10.4.2   -- Members' Agreement of Granite Financial, LLC, dated
                January 31, 1996, by and among Granite Financial, LLC,
                James E. Lewis, William W. Wehner and Heartland Leasing
                Corporation of Missouri.
   +10.4.3   -- Lease Purchase Agreement, dated June 14, 1995, by and
                between Granite Financial, LLC and Heartland Bank.
   +10.4.4   -- Lease Sale Agreement, dated April 1, 1996, by and between
                Heartland Bank and Granite Financial, LLC.
   +10.4.5   -- Lease Service Agreement, dated June 14, 1995, by and
                between Heartland Bank and Granite Financial, LLC.
 +++10.5.1   -- Loan and Security Agreement, dated February 4, 1997, by and between CoreStates Bank, N.A. and Granite Financial,
                Inc.
 +++10.5.2   -- Unsecured Revolving Credit Agreement, dated January 30,
                1997, by and between Colorado National Bank, and Granite
                Financial, Inc.
   +10.6     -- Lease of Space, dated June 26, 1995, by and between Arbor
                Lake Limited Partnership, a Colorado limited partnership,
                and Granite Financial, LLC.

EXHIBIT NO.                                                                 PAGE NO.
-----------                                                                 --------
   +10.7     -- Form of Broker/Lessor Partnership Agreement, dated
                various dates, by and between Lease Originators and
                Granite Financial, LLC.
   +10.8.1   -- Servicing Agreement, dated April 1, 1996, by and among GF
                Funding Corp. I, Norwest Bank Minnesota, National
                Association and Granite Financial, LLC.
   +10.8.2   -- Indenture, dated April 1, 1996, by and among GF Funding
                Corp. I, Norwest Bank Minnesota, National Association and
                Granite Financial, LLC.
   +10.8.3   -- Lease Acquisition Agreement, dated April 10, 1996, by and between Granite Financial, LLC and GF Funding Corp. I.
  ++10.9.1   -- Trust and Security Agreement, dated November 1, 1996,
                among G.F. Funding Corp. II, the Company, Norwest Bank
                Minnesota, National Association.
  ++10.9.2   -- Lease Acquisition Agreement, dated November 1, 1996,
                between the Company and G.F. Funding Corp. II.
  ++10.9.3   -- Servicing Agreement, dated November 1, 1996, among G.F.
                Funding Corp. II, the Company, Norwest Bank Minnesota,
                National Association.
 +++10.10.1  -- Trust and Security Agreement, dated March 1, 1997, by and among GF Funding Corp. III, the Company and Norwest Bank
                Minnesota, National Association.
 +++10.10.2  -- Lease Acquisition Agreement, dated March 1, 1997, by and between the Company and GF Funding Corp. III.
 +++10.10.3  -- Servicing Agreement, dated March 1, 1997, by and among the Company, GF Funding Corp. III and Norwest Bank
                Minnesota, National Association.
   +10.11.1  -- CreditDesk(R) License Agreement, dated September 22,
                1995, by and between Fair, Isaac and Company, Inc. and
                Granite Financial, LLC.
   +10.11.2  -- InfoLease License Agreement, dated October 5, 1995, by and between Decision Systems, Inc. and Granite Financial,
                LLC.
 +++10.12    -- Asset Purchase Agreement, dated March 31, 1997, by and
                among Granite Financial Acquisition Corp. I, Global
                Finance & Leasing, Inc. and Thomas Mannes.
   *10.13    -- Agreement, dated December 13, 1996, by and between
                BrokerWare, Inc. and the Company.
   *10.14    -- Standard Form Industrial Lease, dated June 6, 1997, by
                and between General American Life Insurance Company and
                the Company.
   *22.      -- List of Subsidiaries.
   *23.1     -- The consent of Berliner Zisser Walter & Gallegos, P.C., to the use of its opinion with respect to the legality of
                the securities covered by this Registration Statement and
                to the references to such firm in the Prospectus filed as
                part of this Registration Statement is included in
                Exhibit 5.
   *23.2     -- Consent of Ehrhardt Keefe Steiner & Hottman PC,
                independent certified public accountants for the Company.
   *24.      -- The Power of Attorney is included in the signature page of this Registration Statement.
 +++27.      -- Financial Data Schedule.


---------------


*       Previously filed.

**      Filed herewith.

+       Incorporated by reference from the Company's Registration
        Statement on Form SB-2 (S.E.C. File No. 333-5264-D).

++ Incorporated by reference from the Company's Form 10-QSB filed February 14, 1997 (S.E.C. File No. 1-21591).

+++ Incorporated by reference from the Company's Form 10-QSB filed May 15, 1997 (S.E.C. File No. 1-21591).